UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2024
Sunrise Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-41971	93-3168928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 7.01 Regulation FD Disclosure.
Nasdaq Trading
AFC Gamma, Inc. (“AFC Gamma”) previously announced the spin-off of its commercial real estate portfolio into an independent publicly-traded REIT, Sunrise Realty Trust, Inc. (“SUNS” or the “Company”). There is currently no public market for SUNS common stock. We expect SUNS common stock to begin trading on the Nasdaq Capital Market on July 9, 2024 on a “when-issued” basis under the symbol “SUNSV”. You may purchase or sell SUNS common stock on the distribution date of July 9, 2024, but your transaction will not settle until July 11, 2024. Trading in SUNS shares will begin regular way trading on the Nasdaq Capital Market on July 10, 2024 under the symbol “SUNS”.
AFC Gamma and SUNS cannot predict the trading prices for their respective common stock before, on or after the distribution date.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

Date: July 9, 2024	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
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